Exhibit 99.1

CONFIDENTIAL

DRAFT – FOR INTERNAL USE ONLY

Boston Private Financial Holdings, Inc. Announces Agreement to Repurchase Preferred Stock Held By The Carlyle Group

Boston, MA – April 16, 2013 — Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today announced that it has entered into an agreement with The Carlyle Group (NASDAQ: CG) (“Carlyle”) to repurchase all of the shares of BPFH preferred stock held by an investment fund managed by Carlyle.

The stock repurchase price will be based on the five-day weighted average closing price of BPFH common stock ending on Wednesday, April 17, 2013, the same pricing mechanism originally used to price Carlyle’s existing investment in BPFH. The closing of the stock repurchase is contingent upon the closing of an underwritten public offering of depositary shares representing fractional interests in a new series of the Company’s preferred stock.

“We are pleased to announce this important agreement with The Carlyle Group, which we believe benefits all holders,” said Clayton G. Deutsch, CEO and President of Boston Private Financial Holdings. “This transaction will allow us to simultaneously secure a lower cost form of permanent capital, deliver immediate stated and tangible ROE accretion, and boosts EPS by the third quarter of 2013. Carlyle has been a supportive partner for the past five years, and we are pleased that as our largest shareholder, they remain enthused about our prospects.”

“From our perspective, this transaction allows us a return on our original capital while enabling the market to better recognize the value being created by the Company without the continued distraction of a large ownership position,” said Olivier Sarkozy, Managing Director of The Carlyle Group. “With this sale, we are happy to join other large, respected investors with meaningful stakes below 10% in the Company, as we believe in the Company’s long-term business prospects.”

The shares of preferred stock being repurchased represent 48% of Carlyle’s total equity ownership of BPFH as of March 31, 2013. After giving effect to the stock repurchase, Carlyle’s total equity ownership in the Company will be 9.8%, consisting entirely of shares of common stock.

Boston Private Financial Holdings

Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $19 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company’s website at www.bostonprivate.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, the effectiveness of our investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company’s banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities in the Company’s investment portfolio, changes in loan default and charge-off rates, the adequacy of loan loss reserves, decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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CONTACT:

Jeanne Hess

Vice President, Investor Relations

(617) 912-3798

jhess@bostonprivate.com